UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

Cognition Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40886	13-4365359
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Westchester Avenue Purchase, NY	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 481-2210

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	CGTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2023, Cognition Therapeutics, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company has the right, but not the obligation, to sell to Lincoln Park up to $35,000,000 of shares of the Company’s common stock (the “Purchase Shares”) from time to time over the 36-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”) pursuant to which the Company agreed to register the sale of the shares of the Company’s common stock that have been and may be issued to Lincoln Park under the Purchase Agreement pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-268992) (the “Registration Statement”) or a new registration statement. Upon the execution of the Purchase Agreement, the Company issued 189,856 Commitment Shares to Lincoln Park and paid Lincoln Park $350,000, which together represents the fee for Lincoln Park’s commitment to purchase shares of the Company’s common stock under the Purchase Agreement. Lincoln Park has agreed not to cause or engage, in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock.

After the Commencement Date (as defined below), on any business day selected by the Company, the Company may direct Lincoln Park to purchase up to 100,000 shares of its common stock on such business day (or the purchase date) (a “Regular Purchase”), provided that the closing sale price of the Company's common stock on the Nasdaq Stock Market (“Nasdaq”) on the applicable purchase date is not below $0.20 and subject to other adjustments. A Regular Purchase may be increased to up to (i) 125,000 shares if the closing sale price of the Company’s common stock on Nasdaq is not below $3.00 on the applicable purchase date and (ii) 150,000 shares if the closing sale price of the Company’s common stock on Nasdaq is not below $4.00 on the applicable purchase date. The Company may direct Lincoln Park to purchase shares in Regular Purchases as often as every business day.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:

•	the lowest sale price for the Company’s common stock on Nasdaq on the purchase date of such shares; and

•	the average of the three (3) lowest closing sale prices for the Company’s common stock on Nasdaq during the ten (10) consecutive business days prior to the purchase date of such shares.

In addition, the Company may also direct Lincoln Park, on any business day on which the Company has submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase, to purchase an additional amount of the Company’s common stock (an “Accelerated Purchase”) of up to the lesser of:

•	three (3) times the number of shares purchased pursuant to such Regular Purchase; and

•	30% of the aggregate shares of the Company’s common stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed (the “Accelerated Purchase Measurement Period”).

The purchase price per share for each such Accelerated Purchase will be equal to 97% of the lower of:

•	the closing sale price of the Company’s common stock on Nasdaq on the applicable Accelerated Purchase date; and

•	the volume-weighted average price of the Company’s common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date.

The Company may also direct Lincoln Park, on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an additional amount of the Company’s common stock (an “Additional Accelerated Purchase”) as described in the Purchase Agreement.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

The Purchase Agreement prohibits the Company from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in Lincoln Park beneficially owning more than 9.99% of the then total outstanding shares of common stock.

Under applicable rules of Nasdaq, in no event may the Company issue or sell to Lincoln Park under the Purchase Agreement shares of its common stock, including the Commitment Shares, in excess of 5,811,638 shares, which is equal to 19.99% of the shares of the Company’s common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”) unless (i) the Company obtains stockholder approval to issue shares of its common stock in excess of the Exchange Cap or (ii) the average price of all shares of the Company’s common stock issued to Lincoln Park under the Purchase Agreement equals or exceeds $1.79 per share (which represents a price equal to the lower of (a) the official closing price of the Company's common stock on Nasdaq immediately preceding the signing of the Purchase Agreement and (b) the average of the official closing prices of the Company's common stock on Nasdaq for the five (5) trading days immediately preceding the signing of the Purchase Agreement), such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that the Company may not issue or sell any shares of its common stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the Nasdaq.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied, the date on which all requisite conditions have been satisfied (the “Commencement Date”), which conditions include the delivery to Lincoln Park of a prospectus supplement covering the shares of the Company’s common stock issued or sold by the Company to Lincoln Park under the Purchase Agreement, approval for listing on Nasdaq of the shares of the Company’s common stock issued or sold by the Company to Lincoln Park under the Purchase Agreement, the issuance of the Commitment Shares to Lincoln Park under the Purchase Agreement, and the receipt by Lincoln Park of a customary opinion of counsel and other certificates and closing documents. The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty, however, the Commitment Shares will not be returned to the Company. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on the Company’s ability to enter into additional “equity line” whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Company’s common stock at the time of such purchase), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Company may deliver purchase notices under the Purchase Agreement, subject to market conditions, and in light of the Company’s capital needs, from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The issuance of the Purchase Shares and Commitment Shares have been registered pursuant to the Registration Statement and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement filed on March 10, 2023. A copy of the legal opinion as to the validity of the shares of the Company’s common stock subject to the Purchase Agreement is filed as Exhibit 5.1 attached hereto.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 10.2 attached hereto. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits.

The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports the Company may file with the Securities and Exchange Commission (the “SEC”).

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s common stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 2.02	Results of Operations and Financial Condition.

Preliminary unaudited operating results for the year ended December 31, 2022 and certain preliminary financial condition information as of December 31, 2022 are as follows:

•	Net loss for the year ended December 31, 2022 is expected to be approximately $21.4 million.

•	As of December 31, 2022, the Company had approximately $41.6 million in cash and cash equivalents.

The above information is preliminary financial information for the year ended December 31, 2022 and is subject to completion. The unaudited, estimated results for the year ended December 31, 2022 are preliminary and were prepared by the Company’s management, based upon the Company’s estimates, a number of assumptions and currently available information, and are subject to revision based upon, among other things, year-end closing procedures and/or adjustments, the completion of the Company’s audited financial statements and other operational procedures. This preliminary financial information is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed its audited financial statements for the year ended December 31, 2022, and its actual results could be materially different from this preliminary financial information, which preliminary information should not be regarded as a representation by the Company, its management, or the underwriter as to its actual results for the year ended December 31, 2022. In addition, the Company’s independent registered public accounting firm has not completed its audit procedures with respect to this preliminary financial information and does not express an opinion or any other form of assurance with respect to this preliminary financial information. During the course of the preparation of the Company’s financial statements and related notes as of and for the year ended December 31, 2022, the Company may identify items that would require it to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles and audited by the Company’s auditors.

The information disclosed under Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
5.1	Opinion of Goodwin Procter LLP
10.1	Purchase Agreement, dated as of March 10, 2023, by and between Cognition Therapeutics, Inc. and Lincoln Park Capital Fund, LLC
10.2	Registration Rights Agreement, dated as of March 10, 2023, by and between Cognition Therapeutics, Inc. and Lincoln Park Capital Fund, LLC
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNITION THERAPEUTICS, INC.

By:	/s/ Lisa Ricciardi
Name:	Lisa Ricciardi
Title:	President and Chief Executive Officer

Date: March 10, 2023